Exhibit 10.153

After Recording Please Return to:	Cross Reference:
Gregory P. Youra, Esq.	Deed Book 24103, page 122,
Holt Ney Zatcoff & Wasserman, LLP	Fulton County, Georgia records
100 Galleria Parkway, Suite 600
Atlanta, Georgia 30339
Telephone: (770) 956-9600
e-mail: gyoura@hnzw.com

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made and entered into by and among Omega Healthcare Investors, Inc. (“Lender”), ADK Bonterra/Parkview, LLC, a Georgia limited liability company (“Tenant”), and Georgia Lessor-Bonterra/Parkview, Inc. (“Landlord”) and is effective as of the date (the “Effective Date”) executed by the last of Lender, Tenant and Landlord.

RECITALS:

A.                                   Landlord and Tenant entered into that certain Third Amended and Restated Multiple Facilities Lease dated as of October 29, 2010 (the “Lease”), pursuant to which Landlord leased to Tenant certain health care facilities (collectively, the “Premises”) being commonly known as Parkview Manor Nursing Home in Atlanta, Georgia and Bonterra Nursing Center in East Point, Georgia.  The land on which the Premises are located is legally described on Exhibit A (the “Property”).

B.                                     Lender has made a loan (the “Loan”), which is secured by, among other things, that certain Deed to Secure Debt and Assignment of Leases and Rents dated as of March 13, 1998, recorded on March 16, 1998, at Deed Book 24103, page 122, Fulton County, Georgia records (the “Security Document”) encumbering the Property.  The Security Document and other documents executed in connection with the Loan shall be referred to in this Agreement as the “Loan Documents”.

C.                                     Tenant and Lender desire to enter into this Agreement to provide for the subordination of the Lease to the lien of the Security Document and to provide for the protection of the Lease and Tenant’s rights under the Lease in the event of any exercise by Lender of any rights or remedies under the Loan Documents, on and subject to the terms of this Agreement.

STATEMENT OF THE AGREEMENT:

In consideration of the premises, the mutual agreements set out below and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Lender, Tenant and Landlord agrees as follows:

1.                                       Subordination of the Lease.  The Lease is subject and subordinate to the lien of the Security Document, as to the Property encumbered by the lien of the Security Document.  The Security Document includes any renewals, modifications, extensions and amendments thereof and thereto.  The advancement of additional monies by Lender, the repayment of which is secured by the Security Document, shall not affect the subordination provided for in this Agreement.

2.                                       Non-Disturbance.  So long as there is no then existing Lease Default (as defined below), Lender shall not, in the exercise of any right, remedy, or privilege granted by the Security Document, or the other Loan Documents, or otherwise available to Lender at law or in equity, disturb or otherwise interfere with Tenant’s quiet enjoyment or possession of the Premises or any of Tenant’s other rights under the Lease.  As used in this Agreement a “Lease Default” means a default by Tenant under the Lease which was not cured during the applicable grace and cure periods provided for in the Lease, such that Landlord would have the right to terminate the Lease as a result of such default.  Without limitation of the foregoing, and so long as no Lease Default then exists, Lender agrees that (i) Tenant will not be named as a party to or otherwise joined in any foreclosure or other enforcement proceeding instituted by Lender under the Loan Documents; (ii) any sale or other transfer of the Premises, pursuant to foreclosure or any voluntary conveyance or other proceeding in lieu of foreclosure, will be subject to the Lease and all of Tenant’s rights thereunder; and (iii) upon any sale or other transfer of the Premises the Lease will continue in full force and effect as a direct lease between Tenant and the Successor Landlord pursuant to Section 3 below.  Should Tenant be joined as a party by Lender or Landlord in any action or proceeding in violation of this Agreement, Lender agrees to pay Tenant’s actual and reasonable costs and expenses, including but not limited to taxable costs and reasonable attorneys’ fees.

3.                                       Attornment.  Tenant shall attorn to any person or entity that acquires the Premises pursuant to the foreclosure of the Security Document, or by any proceeding or voluntary conveyance in lieu of foreclosure (a “Successor Landlord”).  Upon any attornment under this Section 3, the Lease shall continue in full force and effect as a direct lease between Tenant and the Successor Landlord, except that the Successor Landlord shall not be:

(a)                                  liable for any breach of the Lease by any prior landlord; provided that this is not intended to release any Successor Landlord from the obligation to cure any condition that exists as of the date the Successor Landlord becomes the Landlord under the Lease, if the condition violates the obligations of the landlord under the Lease, subject, however, to the Successor Landlord being provided the notice and opportunity to cure such condition, as provided for in the Lease; or

(b)                                 bound by any rent or additional rent applicable to the period following the date that Successor Landlord becomes the landlord under the Lease, which Tenant might have paid to any prior landlord more than thirty (30) days in advance of its due date under the Lease; or

(c)                                  bound by any amendment to the Lease made without Lender’s or the Successor Landlord’s consent; provided that for purposes of this item, an amendment does not include (i) any assignment or subletting permitted under the Lease, or (ii) the exercise of any option to renew or extend the term of the Lease, of (iii) Landlord’s and Tenant’s agreement to extend any of the time periods provided for in the Lease (for example, Tenant’s contingency periods or the time to complete any work to be performed by Tenant or Landlord); or

(d)                                 bound by any notice given by Tenant to any prior Landlord, whether or not such notice is given pursuant to the terms of the Lease, unless notice is also given to Lender or the Successor Landlord; or

(e)                                  subject to any accrued off-set right, unless expressly provided for by the Lease or by court order; or

(f)                                    liable for any security deposit held by any prior Landlord, unless actually received by Lender or the Successor Landlord.

4.                                       Payment of Rent.  Landlord and Tenant acknowledge that the Loan Documents provide for the direct payment to Lender of all rental and other monies due and to become due to Landlord under the Lease (“Rent”) upon the occurrence of certain conditions as set forth in the Loan Documents.  If Tenant receives a written notice from Lender (a “Rent Demand Notice”) to pay all Rent to or at the direction of Lender, Landlord agrees that Tenant shall pay all Rent as directed in the Rent Demand Notice.  Upon receipt of the Rent Demand Notice and until otherwise directed by Lender or court order, Tenant agrees to pay the Rent due and payable by Tenant under the Lease to or at the direction of Lender, as provided for in the Rent Demand Notice.  Landlord (i) consents to such payment in accordance with the Rent Demand Notice, notwithstanding any dispute between Landlord and Lender or contrary instructions from Landlord; (ii) releases and agrees to hold Tenant harmless from and against any claims or liability as a result of making payments to or as directed by Lender; and (iii) agrees that Tenant shall be fully credited with such payments under the Lease.  Notwithstanding the foregoing, if conflicting demands are made upon Tenant or Tenant is unsure as to its obligations under this Agreement, the Lease or applicable law as to the payment of Rent, Tenant may petition the court for a determination of who is the proper party to receive the Rent or for leave to pay the Rent into the registry of the court and Landlord and Lender consent to the payment of the Rent as ordered or approved by the court.

5.                                       Lender’s Notice of Default.  Tenant shall send to Lender a copy of any default notice given to Landlord under the Lease (a “Duplicate Default Notice”). Tenant agrees to accept a cure of the default by Lender with the same effects as if by Landlord.  In addition, Tenant agrees not to terminate this Lease as a result of any default by Landlord under the Lease, until Tenant has provided a Duplicate Default Notice to Lender and the default has still not been cured by the date thirty (30) days following the date the Duplicate Default Notice is given to Lender (the

“Lender Cure Period”); provided that if the default is of a non-monetary nature (i.e. it cannot be cured by the payment of money) and Lender promptly commences and is diligently and continually pursuing the cure, the Lender Cure Period shall be extended for such additional time as is reasonably required to cure such default using diligence and all commercially reasonable efforts, but not beyond an additional sixty (60) days.  Nothing in this Section 5 is intended to suspend or otherwise limit Tenant’s ability to exercise any other rights and remedies (other than the termination of the Lease) Tenant may have against Landlord as a result of such default.

6.                                       Limitation on Subordination.  Nothing in this Agreement or in the Security Document or in any other Loan Documents shall be construed to (i) grant to Lender any lien on, right to or interest in the improvements constructed (or to be constructed) by Tenant on, or adjacent to, the Premises, as contemplated by the Lease or any of Tenant’s other property (including proceeds therefrom), except to the extent of Lender’s lien on Landlord’s reversionary interest (if any) in such property, subject, however to the terms of the Lease; or (ii) alter or affect any obligation of Landlord to Tenant or any rights or remedies of Tenant against Landlord under the Lease, except as provided for in Section 5, as it relates to the termination of the Lease and Section 3, as it relates to a Successor Landlord becoming the landlord under the Lease.

7.                                       Notices.  All requests, notices and demands that are given or made in connection with this Agreement shall be in writing and shall be given by certified mail, return receipt requested; or by nationally recognized overnight courier service, with the ability to confirm delivery; or by hand delivery, evidence by a signed receipt for delivery and shall be addressed as follows:

If to Lender:	Omega Healthcare Investors, Inc.
9690 Deereco Road, Suite 100
Timonium, MD 21093
Attn.: Daniel J. Booth
Telephone No.: (410) 427-1700
Facsimile No.: (410) 427-8800

To Landlord:	c/o Omega Healthcare Investors, Inc.
9690 Deereco Road, Suite 100
Timonium, MD 21093
Attn.: Daniel J. Booth
Telephone No.: (410) 427-1700
Facsimile No.: (410) 427-8800

And with copy to	Mark E. Derwent, Esq.
(which shall not	Doran Derwent, PLLC
constitute notice):	5960 Tahoe Drive, SE, Suite 101
Grand Rapids, MI 49546
Telephone No.: (616) 451-8690
Facsimile No.: (616) 451-8697

If to Tenant:	ADK Georgia, LLC
Two Buckhead Plaza
3050 Peachtree Road NW, Suite 570
Atlanta, Georgia 30305

with a copy (which shall not constitute notice) to:

Gregory P. Youra, Esquire
Holt Ney Zatcoff & Wasserman, LLP
100 Galleria Parkway, Suite 600
Atlanta, Georgia 30339

The addresses set out above may be changed by notice sent pursuant to this Section 7.

8.                                       Successors and Assigns.  This Agreement shall bind and inure to the benefit of Landlord, Tenant and Lender, and their respective successors and assigns.

9.                                       Attorneys Fees.  In any proceeding arising under this Agreement, the prevailing party shall be entitled to recover all reasonable attorneys fees and costs incurred.

10.                                 Counterparts.  This Agreement may be executed in multiple counterparts, all of which together shall constitute one document and this Agreement.  The parties authorize signature pages from separate identical counterparts to be detached and attached to one counterpart to form one document.

11.                                 Entire Agreement and Amendment.  This Agreement includes and incorporates the entire agreement between Lender, Tenant and Landlord relative to the relationship between the Lease and the Loan Documents.  This Agreement may only be amended by a written document signed by Lender, Tenant and Landlord.

12.                                 Severability.  A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provisions, and a determination that the application of any other provisions of this Agreement in any particular circumstances is unenforceable or invalid shall not affect the enforceability or validity of such provision as it may apply to the other circumstances.

13.                                 Governing Law.    This Agreement shall be governed by and enforced and construed in accordance with the laws of the State of Georgia.

IN WITNESS WHEREOF, Lender, Tenant and Landlord have executed this Agreement.

Signed, sealed and delivered in the	LENDER:
presence of:
/s/ Carolyn M. Fillmore	OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation
Unofficial Witness
	By:	/s/ Daniel J. Booth
/s/ Judith A. Jacobs	Name:	Daniel J. Booth
Notary Public	Title:	Chief Operating Officer

(NOTARY SEAL)

My Commission Expires: May 12, 2012

Signed, sealed and delivered in the	LANDLORD:
presence of:
/s/ Carolyn M. Fillmore	GEORGIA LESSOR – BONTERRA/PARKVIEW, INC., a Maryland corporation
Unofficial Witness
	By:	/s/ Daniel J. Booth
/s/ Judith A. Jacobs	Name:	Daniel J. Booth
Notary Public	Title:	Chief Operating Officer

(NOTARY SEAL)

My Commission Expires: May 12, 2012

Signed, sealed and delivered in the	TENANT:
presence of:
/s/ Ellen Smith	ADK BONTERRA/PARKVIEW, LLC, a Georgia limited liability company
Unofficial Witness
	By:	/s/ Chris Brogdon
/s/ Damaris Marriaga		Chris Brogdon, Manager
Notary Public

(NOTARY SEAL)

My Commission Expires: March 6, 2011